IBM/MULTILINK CONFIDENTIAL
JOINT DEVELOPMENT AGREEMENT

                                                                   EXHIBIT 10.14

                          JOINT DEVELOPMENT AGREEMENT

                                    BETWEEN

                INTERNATIONAL BUSINESS MACHINES CORPORATION AND
                       MULTILINK TECHNOLOGY CORPORATION

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IBM/MULTILINK CONFIDENTIAL
JOINT DEVELOPMENT AGREEMENT

                               TABLE OF CONTENTS

  ARTICLE 1:   DEFINITIONS
  ARTICLE 2:   JOINT PROJECTS: MANAGEMENT AND STRUCTURE
  ARTICLE 3:   MANUFACTURE AND SUPPORT
  ARTICLE 4:   ROYALTIES AND AUDIT RIGHTS
  ARTICLE 5:   RIGHTS AND LICENSES
  ARTICLE 6:   CONFIDENTIALITY
  ARTICLE 7:   INVENTIONS AND WORKS OF AUTHORSHIP
  ARTICLE 8:   TERM AND TERMINATION
  ARTICLE 9:   REPRESENTATIONS AND WARRANTIES
  ARTICLE 10:  LIMITATION OF REMEDIES
  ARTICLE 11:  NOTICES
  ARTICLE 12:  GENERAL
  ARTICLE 13:  GOVERNING LAW AND JURISDICTION


  EXHIBIT A, STATEMENTS OF WORK
  EXHIBIT B, IBM DESIGN KIT LICENSE AGREEMENT
  EXHIBIT C, CERTIFICATE OF ORIGINALITY,

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IBM/MULTILINK CONFIDENTIAL
JOINT DEVELOPMENT AGREEMENT
                                                                          PAGE 1

                          JOINT DEVELOPMENT AGREEMENT
                          ---------------------------

     This Joint Development Agreement is made effective as of May 18, 2000 (the "Effective Date"), and is by and between International Business Machines Corporation, a corporation incorporated under the laws of the State of New York, having an office for the transaction of business at 2070 Route 52, Hopewell Junction, NY 12533 ("IBM"), and Multilink Technology Corporation, a corporation incorporated under the laws of California and having an office for the transaction of business at 2850 Ocean Park Boulevard, Suite 335, Santa Monica, CA 90405 ("MTC"). (IBM and MTC may be referred to herein individually as a "Party" or collectively as the "Parties").

     Whereas the Parties have certain complimentary expertise in silicon germanium technology design and production and in microcontroller designs and technologies for Transport Layer Applications (as defined below).

     Now, therefore, the Parties are entering into this Agreement which will set forth the terms and conditions under which the Parties may engage in certain joint development activities, as may be agreed by the Parties from time to time pursuant to the procedures set forth herein.

                            ARTICLE 1: DEFINITIONS
                            ----------------------

     Unless expressly defined and used with an initial capital letter in this Agreement, words shall have their normally accepted meanings. The word "shall" is mandatory, the word "may" is permissive, the word "or" is not exclusive, the words "includes" and "including" are not limiting, and the singular includes the plural. The following terms shall have the described meanings:

1.1 "Affiliate" of a Party means a Person at least fifty percent (50%) of whose
(a) outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) or (b) if the Person does not have outstanding shares or securities, other ownership interest (representing the right to make the decisions for such Person) are now or hereafter owned or controlled, directly or indirectly, by such Party hereto, but such corporation, company or other entity shall be deemed to be an Affiliate only so long as such percentage of ownership or interest remains at least fifty percent (50%).

1.2 "Agreement" means the terms and conditions of this Joint Development Agreement together with any exhibits or attachments hereto including but not limited to any SOWs signed by both Parties and referring to this Joint Development Agreement, which are incorporated herein by this reference.

1.3 "Change of Control" means a change in ownership or control of a Person effected through any of the following transactions:

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IBM/MULTILINK CONFIDENTIAL                                                PAGE 2
JOINT DEVELOPMENT AGREEMENT

     (i) a merger, consolidation or reorganization approved by the Person's equity holders, unless securities representing more than sixty percent (60%) of the total combined voting power of the voting securities of the successor entity are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned such Person's outstanding voting securities immediately prior to such transaction,

     (ii) any transfer or other disposition of all or substantially all of the Person's assets, or

     (iii) the acquisition, directly or indirectly, by any person or related group of persons other than the Person that is the subject of a Change of Control or an Affiliate of such Person or any Person currently owning, beneficially or of record, equity securities of such Person), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than forty percent (40%) of the total combined voting power of the Person's outstanding securities.

1.4 "Confidential Information" means IBM Confidential Information, MTC Confidential Information, or both if the context so indicates.

1.5 "Custom Sales Agreement" means the agreement so titled executed by and between the Parties concurrently with this Agreement.

1.6 "Design Completion" means the completion of the development of a Joint Product as evidenced by the written agreement of the PEC.

1.7 "Design Costs" means the actual incurred direct expenses associated with developing a Joint Product from Design Start until Design Completion and any other expenses mutually agreed to by the Project Team on a case by case basis. Design Costs shall include the compensation costs of either Party's employees who are assigned to a Joint Project at a per-person-year rate to be agreed upon by the parties in each SOW.

1.8 "Design Start" means the start of the design of a Product as evidenced by the execution of a Statement of Work applicable thereto by the Parties.

1.9 "Disclosing Party" means either Party hereunder that discloses its Confidential Information to the other Party.

1.10 "Error Correction" means any correction to the functional operation of a Joint Product, as described in the applicable Statement of Work or in the specifications developed pursuant to such Statement of Work, and any correction of a fundamental design flaw that causes an abnormally high level of failures in manufacturing or in customer systems using such Joint Product in a normal manner. The term Error

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IBM/MULTILINK CONFIDENTIAL                                                PAGE 3
JOINT DEVELOPMENT AGREEMENT

Correction also includes any screens or tests developed by a Party to detect an error or to verify the correction of an error in a Joint Product.

1.11 "Financial Coordinators" means the individuals referenced in Section
2.8.

1.12 "IBM Confidential Information" means any and all information and items disclosed or delivered by IBM to MTC hereunder, that is identified by IBM as confidential, whether written, oral or both, in whatever form disclosed or delivered, whether tangible or intangible (including software). With respect to the IBM Confidential Information referenced in the preceding sentence, IBM agrees (i) to coordinate and control the disclosure thereof with MTC's Technical Coordinator, (ii) if such IBM Confidential Information is disclosed in tangible form, IBM will stamp or otherwise clearly mark such information as IBM Confidential Information, and (iii) if such Confidential Information is disclosed orally, IBM agrees to identify the Confidential Information as confidential at the time of disclosure, and provide to MTC written confirmation thereof within thirty (30) days after such disclosure. Notwithstanding the foregoing, the term "IBM Confidential Information" shall also include the following information and items disclosed by IBM to MTC hereunder, whether or not identified by IBM as confidential, whether written, oral or both, in whatever form disclosed or delivered, whether tangible or intangible (including software): all product or circuit designs (including schematics, GDS II data, net lists, VHDL code, RTL code, block diagrams and simulation techniques), deliverables, manufacturing processes and techniques, IBM Technology, Joint Technology, product and marketing plans, cost data relating to a Joint Project.

1.13 "IBM Design Kit" shall have the meaning set forth in the IBM Design Kit License Agreement attached hereto as Exhibit B and shall also include any semiconductor manufacturing process information and any semiconductor packaging information delivered to MTC pursuant to this Agreement.

1.14 "IBM Licensed Patent Claims" means the claims, other than claims covering a semiconductor manufacturing process, of any patent:

     1.14.1 which are necessarily infringed in the manufacture or sale or other transfer of Joint Products and/or MTC Licensed Products, but with respect to MTC Licensed Products to the extent, and only to the extent, that such MTC Licensed Products are based on designs contained in the IBM Technology and/or the Joint Technology; and

     1.14.2 under which patents, claims or the relevant patent applications therefore, IBM has the right to grant licenses to MTC of the scope granted in Section 5.8 below, without such grant or the exercise of rights thereunder resulting in the payment of royalties or other consideration by IBM to third parties. The term "IBM Licensed Patent Claim" shall also include the corresponding claims of any reissued or reexamined patents containing any of the aforesaid claims provided they continue to meet the aforesaid criteria.

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IBM/MULTILINK CONFIDENTIAL                                                PAGE 4
JOINT DEVELOPMENT AGREEMENT

1.15 "IBM Licensed Product" means any integrated circuit, chip set, module, or other item, including packages and control software therefor, having all or any portion of its design based on or derived from MTC Technology or the Joint Technology but which IBM Licensed Product is not itself a Joint Product.

1.16 "IBM Technology" means (i) the information listed in a Statement of Work as being provided by and that is actually provided by IBM (ii) any other information IBM provided by IBM pursuant to a Statement of Work, including technical information, know-how, trade secrets, maskworks and other information including maskwork rights and copyrights therefor, if any, and (iii) any Error Corrections provided by IBM hereunder; but only to the extent such information described in (i), (ii) and (iii), above, is owned or controlled by IBM or licensed to IBM independently of a Joint Project and IBM has the free right to grant a license or a non-assertion right to the extent necessary for the implementation of said Joint Project. IBM Technology shall not include IBM Tools and IBM Design Kits.

1.17 "IBM Tools" means software which is not commercially available and is either owned by IBM or under which IBM has the right to grant royalty-free licenses, and is used for the development, maintenance or implementation of an IBM deliverable in a Statement of Work.

1.18 "Integrated Circuit" means an integral unit including a plurality of active and passive circuit elements formed at least in part of semiconductor material arranged on or in a single chip.

1.19 "Invention" means any idea, design, concept, technique, invention, discovery or improvement, whether or not patentable, made solely or jointly by one or more employees or consultants of either IBM or MTC, provided that either the conception or reduction to practice occurs in the performance of work under a Joint Project.

1.20 "Joint Invention" means any idea, design, concept, technique, invention, discovery or improvement, whether or not patentable, made jointly by one or more employees or consultants of IBM with one or more employees or consultants of MTC, provided that either the conception or reduction to practice occurs in the performance of work under a Joint Project.

1.21 "Joint Product" means an Integrated Circuit, chip set, module or board or any other item specified on a Statement of Work to be jointly developed by the Parties hereunder.

1.22 "Joint Project" means joint development work described in a Statement of Work.

1.23 "Joint Technology" means, unless specified otherwise in a Statement of Work, those Inventions or other materials consisting of the specific results of the Parties' partial or completed design and development work pursuant to Joint Projects, as embodied in all tangible, written, graphic, and other documentary forms as well as the

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                                                                          PAGE 5
IBM/MULTILINK CONFIDENTIAL
JOINT DEVELOPMENT AGREEMENT

intangible forms, and shall include but not be limited to the following: program material, design information, engineering notes, Joint Project design databases, simulation models, functional test vectors, design tool and design methodology information, semiconductor chip databases and topographies, and designs and any tools developed as part of a Joint Product (but not including any part of any IBM Tools or MTC Tools).

1.24 "MTC Confidential Information" means any and all information and items disclosed or delivered by MTC to IBM hereunder, that is identified by MTC as confidential, whether written, oral or both, in whatever form disclosed or delivered, whether tangible or intangible (including software). With respect to the MTC Confidential Information referenced in the preceding sentence, MTC agrees (i) to coordinate and control the disclosure thereof with IBM's Technical Coordinator, (ii), if such MTC Confidential Information is disclosed in tangible form, MTC will stamp or otherwise clearly mark such information as MTC Confidential Information, and (iii) if such Confidential Information is disclosed orally, MTC agrees to identify the Confidential Information as confidential at the time of disclosure, and provide to IBM written confirmation thereof within thirty (30) days after such disclosure. Notwithstanding the foregoing, the term "MTC Confidential Information" shall also include the following information and items disclosed by MTC to IBM hereunder, whether or not identified by MTC as confidential, whether written, oral or both, in whatever form disclosed or delivered, whether tangible or intangible (including software): all product or circuit designs (including schematics, GDS II data, net lists, VHDL code, RTL code, block diagrams and simulation techniques), deliverables, manufacturing processes and techniques, MTC Technology, Joint Technology, product and marketing plans, cost data relating to a Joint Project.

1.25 "MTC Licensed Patent Claims" means the claims, other than claims covering a semiconductor manufacturing process, of any patent:

     1.25.1 which are necessarily infringed in the manufacture or sale or other transfer of Joint Products and/or IBM Licensed Products, but with respect to IBM Licensed Products, to the extent, and only to the extent, that such IBM Licensed Products are based on designs contained in the MTC Technology and/or the Joint Technology; and

     1.25.2 under which patents, claims or the relevant patent applications therefore, MTC has the right to grant licenses to IBM of the scope granted in Section 5.9 below, without such grant or the exercise of rights thereunder resulting in the payment of royalties or other consideration by MTC to third parties. The term "MTC Licensed Patent Claim" shall also include the corresponding claims of any reissued or reexamined patents containing any of the aforesaid claims provided they continue to meet the aforesaid criteria.

1.26 "MTC Licensed Product" means any Integrated Circuit, chip set, module, or other item, including packages and control software therefor, having all or any portion of its design based on or derived from IBM Technology or Joint Technology but which MTC Licensed Product is not itself a Joint Product.

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IBM/MULTILINK CONFIDENTIAL                                                PAGE 6
JOINT DEVELOPMENT AGREEMENT

1.27 "MTC Technology" means (i) the information listed in a Statement of Work as being provided by and that is actually provided by MTC, (ii) any other information provided by MTI pursuant to a Statement of Work including technical information, know-how, trade secrets, maskworks, and other information, including maskwork rights and copyrights therefor, if any, and (iii) any Error Corrections provided by MTC hereunder; but only to the extent such information described in (i), (ii) and (iii), above, is owned or controlled by MTC or licensed to MTC independently of a Joint Project and MTC has the free right to grant a license or a non-assertion right to the extent necessary for the implementation of said Joint Project. MTC Technology shall not include MTC Tools.

1.28 "MTC Tools" means software which is not commercially available and is either owned by MTC or under which MTC has a right to grant royalty-free licenses, and is used for the development, maintenance or implementation of a MTC deliverable in a Statement of Work.

1.29 "Net Selling Price" for each Product means the net revenue recorded by a Party with respect to that Product sold, leased, or otherwise transferred by the Selling Party, less (a) shipping, (b) insurance, and (c) sales, value added, use or excise taxes, to the extent to which they are actually paid or allowed, and less allowances to the extent they are actually allowed as determined in accordance with generally accepted accounting principles consistently applied. If a Product is sold, leased, or otherwise transferred in a higher level of assembly or in the course of a transaction that includes other products or services with no separate bona fide price charge for the Product, the applicable Net Selling Price for the purpose of calculating royalties shall be the fair market value of the Product itself without the rest of the assembly but not less than the average Net Selling Price of all such Products sold, leased, or otherwise transferred to a third party by such Party during the preceding calendar quarter (or if there are no sales in such preceding calendar quarter as determined in good faith by the PEC).

1.30 "PDT Leader" means the individual appointed initially by IBM and subsequently by the PEC pursuant to Section 2.6 to ensure that appropriate development processes are followed for the Joint Projects.

1.31 "Party(ies)" means MTC and/or IBM.

1.32 "Person" shall mean any individual, corporation, partnership, joint venture, trust, limited liability company, business association, governmental entity or other entity.

1.33 "Product" means a MTC Licensed Product, IBM Licensed Product, or Joint Product.

1.34 "Project Executive Committee" or "PEC" means the committee established by the Parties pursuant to Section 2.3 to oversee the work to be conducted under this Agreement.

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IBM/MULTILINK CONFIDENTIAL                                                PAGE 7
JOINT DEVELOPMENT AGREEMENT

1.35 "Project Executive Director" means the individual appointed initially by MTC and subsequently by the PEC pursuant to Section 2.5 to provide day-to-day oversight of the Joint Projects.

1.36 "Project Team" means a working team, consisting of personnel of the Parties and, as specifically set forth in Section 2.10 hereof, which shall manage and implement Joint Projects as defined in a Statement of Work.

1.37 "Receiving Party" means either Party hereunder that receives the other Party's Confidential Information.

1.38 "Representative" means, with respect to a Party, that Party's agents, representatives and employees (including attorneys, accountants, consultants, contract employees and advisors).

1.39 "Statement or Work" or "SOW" means a written agreement executed by both Parties describing a Joint Project in substantially the form set forth in Exhibit A.

1.40 "Technical Coordinators" means the individuals referenced in Section 2.7.

1.41 "Term" means the period from  [*]  through  [*].

1.42 "Transport Layer Application" means high performance transceivers connecting data communications and telecommunications equipment to a fiber optic infrastructure. Examples include [*], [*], and [*] applications.

             ARTICLE 2 - JOINT PROJECTS: MANAGEMENT AND STRUCTURE
             ----------------------------------------------------

2.1 The Parties agree to cooperate on Joint Projects for the design of certain Joint Products useful in Transport Layer Applications. Each Joint Project or other development work to be performed by the Parties hereunder shall be the subject of a Statement of Work which shall be an attachment hereto. Each Statement of Work will establish the specifications for the Joint Product(s), a detailed plan for the conduct of the work and the schedule for task completion, a staffing commitment for each Party, the deliverables, including technology, to be provided by each Party for use in the Joint Project, and the documentation and other output requirement for the Joint Project results. Each Statement of Work will set forth a budget for the Design Costs for the Joint Project described therein. The actual Design Costs will be shared by the Parties equally. In the event of a conflict between the provisions of a Statement of Work and the provisions of this Joint Development Agreement, the provisions of the Statement of Work will prevail.

2.2 The initial Joint Projects are described in the Statements of Work attached hereto as Exhibits A-1 - A._. Future Joint Projects, if any, will be documented in a similar manner and will become a part of this Agreement upon signature by the PEC member

  Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote Omissions.
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IBM/MULTILINK CONFIDENTIAL                                                PAGE 8
JOINT DEVELOPMENT AGREEMENT

of each Party. Neither Party will be obligated with respect to any proposed Joint Project until and unless a Statement of Work with respect thereto is signed by both Parties. Neither Party has an obligation to agree to any additional Statements of Work. Joint Projects are expected to be performed by teams made up of employees of both Parties and are expected to be performed at one or more of a Party's locations. The location(s) at which such work will be performed will be specified in the applicable Statement of Work.

2.3 The Parties hereby create a Project Executive Committee, which shall consist of two (2) members, one appointed by each Party, to propose or review any new Joint Projects, review the progress of the Joint Projects to ensure that the Joint Projects remain in line with the Parties' objectives, propose, review or approve any needed adjustments in the various tasks to be performed by the Parties and the time schedule, review whether any of the Joint Projects should be extended, changed or terminated, and attempt to resolve in good faith any issues arising with respect to this Agreement or any Joint Project.

2.4  The PEC is comprised initially of the following individuals:

          (i)  for MTC:  Richard Nottenburg

          (ii) for IBM:  Chris King

Each Party may change its members of the PEC by written notice to the other Party. The PEC will conduct regular meetings on dates and at locations as the members mutually shall determine. Meetings of the PEC may be held in person, by teleconference or by video conference.

2.5 MTC will appoint a Project Executive Director to provide day-to-day oversight and coordination of the Joint Projects. The Project Executive Director may be changed by written agreement of the members of the PEC.

2.6 IBM will appoint a PDT Leader who will work with the Project Executive Director, the Project Team leaders and the Project Teams to ensure that appropriate development processes are being followed for all of the Joint Projects. The PDT Leader may be changed by written agreement of the members of the PEC.

2.7 Each Party shall appoint a Technical Coordinator to oversee its technical contributions to the Joint Projects and to interface with the Technical Coordinator of the other Party to help ensure that the Project Teams have appropriate technology and that the Parties' respective technical contributions across the Joint Projects are balanced. The Technical Coordinators jointly must approve any additional material technology contributions to a Joint Project by either Party which are not referenced in the applicable Statement of Work. The Technical Coordinators may agree upon changes to the technical aspects of a Statement of Work, provided that such changes do not materially alter the schedules or the deliverables and do not result in an uneven contribution of

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IBM/MULTILINK CONFIDENTIAL                                                PAGE 9
JOINT DEVELOPMENT AGREEMENT

resources or division of Design Costs associated with the Statement or Work. All other changes must be approved by the PEC and memorialized in a written amendment to this Agreement or the Statement of Work which is signed by authorized representatives of each Party. The Technical Coordinators shall also interface regularly with the Project Executive Director and Project Teams and advise the PEC on any necessarily or helpful modifications to signed Statements of Work as well as potential technical contributions to Statements of Work under consideration. With respect to copyrightable materials contained in any IBM Tools or MTC Tools delivered pursuant to a Joint Project, upon request from the receiving Technical Coordinator, the Technical Coordinator of the Party who delivered such materials shall provide the Technical Coordinator making such request with a Certificate of Originality for such materials in the form attached hereto as Exhibit C. Each Party shall retain their copyrights in any IBM Tools or MTC Tools, respectively.

2.8 Each Party will appoint a Financial Coordinator to monitor the budgets and spending for the Joint Projects to interface with the Financial Coordinator of the other Party and the PEC, the Project Executive Director and the Project Teams to help ensure that the spending on the Joint Projects is appropriate, as determined by the Parties in good faith.

2.9 Individual(s) appointed by each Party pursuant to Sections 2.5, 2.6, 2.7, and 2.8 may, at the appointing Party's sole discretion, simultaneously hold any of the other positions appointed by such Party pursuant thereto.

2.10 Upon execution of each Statement of Work, the PEC will establish a Project Team leader and a Project Team to perform the activities of the Joint Project described therein. The responsibilities of a Project Team relating to any Joint Project will be further detailed in the applicable Statement of Work and shall include:

     (i) submission of adjustments to any Statement of Work to the Project Executive Director for review and agreement prior to being submitted to the PEC for consideration and then to the Parties for appropriate amendment of the applicable Statement of work;

     (ii) making regular presentations to the PDT Leader, the Project Executive Director and, if requested, the PEC of the progress of any Joint Project;

     (iii) performing the development as described in the Statement of Work and working with the PDT Leader to ensure that appropriate development processes are being followed; and

     (iv) generation of all deliverables as described in the SOW which shall include all engineering documentation and specifications for the development, design, simulation, verification, manufacture, and test of a Joint Product.

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IBM/MULTILINK CONFIDENTIAL                                               PAGE 10
JOINT DEVELOPMENT AGREEMENT

2.11 A Project Team shall be comprised of the number of employees of the Parties set forth in the applicable Statement of Work which will also set forth, among other things, the required professional level and experience of such employees. The Parties intend for each Party to assign an equal number of employees to the Joint Projects. If the assignment of employees to a Joint Project by each Party becomes significantly disproportionate, as determined in good faith by the PEC, the PEC will endeavor in good faith to find a way to level the Parties' respective overall contributions to the Joint Projects. Unless otherwise expressly agreed in writing by the Parties to the contrary, each Party shall pay all of the expenses (including wages, benefits, travel, and lodging) of its own employees or agents. The PEC may agree in writing to increase or decrease the number of employees of the Parties to be allocated to specific tasks on a Project Team.

2.12 Each Party agrees that its employees shall comply in all material respects with all reasonable personnel, human resources, security and safety rules, procedures and guidelines of the other Party applicable to contractors resident at or visiting the premises of such Party while such employees are on the other Party's premises. Each Party shall provide to the other a set of documents setting forth all such rules, procedures and guidelines.

2.13 Personnel supplied by each Party are employees of the supplying Party and shall not for any purpose be considered employees or agents of the other Party. Each Party shall be responsible for the supervision, direction and control, payment of salary (including withholding of taxes), worker's compensation insurance, disability benefits and the like of its own employees while engaged in any Joint Project in accordance with the law of the state or states wherein a Joint Project is to be performed.

2.14 To the extent permitted by law, during the Term and for one year thereafter, MTC and the Microelectronics Division of IBM each agrees neither to solicit nor hire the employees of the other Party performing services hereunder without the prior written consent of the other Party.

2.15 Each Party (a "Hosting Party") allowing employees of the other Party (an "Assigning Party") to work on its premises assumes no liability to the Assigning Party for any injury, (including death) to persons or damage to or loss of property suffered on or about the such Hosting Party's premises or in connection with work under this Agreement unless caused by the willful misconduct or gross negligence of the Hosting Party, its employees or invitees (other than employees of the Assigning Party). Each Hosting Party makes no representation or warranty, written or oral, of any kind as to the condition of or the fitness for any purpose of its premises.

          ARTICLE 3 - MANUFACTURING AND SUPPORT AND UPDATES OF JOINT
          ----------------------------------------------------------
                                   PRODUCTS
                                   --------


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IBM/MULTILINK CONFIDENTIAL                                               PAGE 11
JOINT DEVELOPMENT AGREEMENT

3.1 IBM will manufacture or have manufactured the Joint Products for MTC pursuant to the terms of the Custom Sales Agreement. MTC agrees that for the term of this Agreement, IBM will be the sole provider of Joint Products to MTC and will be given an opportunity to be a provider of MTC Licensed Products to MTC. IBM agrees that for the term of this Agreement, IBM will sell all Joint Products and MTC Licensed Products manufactured by IBM for MTC under a foundry arrangement to MTC at foundry prices pursuant to the Custom Sales Agreement.

3.2 The Parties will work together on a plan to jointly promote the Joint Products. Neither Party will be obligated to perform any promotional activities unless it expressly agrees in writing to do so.

3.3 The Parties will engage in the cross training and support activities for Joint Projects as provided in the applicable Statement of Work.

3.4 During the period in which this Agreement is in effect and for one year thereafter, each Party will promptly notify the other Party of any errors in Joint Products which it becomes aware of and will provide the other Party with any and all Error Corrections it makes to the Joint Products promptly after such Error Corrections are developed.

                    ARTICLE 4 - ROYALTIES AND AUDIT RIGHTS
                    --------------------------------------

4.1 In consideration of the licenses granted by IBM herein, MTC agrees to pay IBM a royalty of:

     (a) [*] percent ([*]%) of the Net Selling Price of each Joint Product sold or otherwise transferred by MTC, its Affiliates, distributors, or sublicensees to a third party;

     (b)  [*]    percent ([*]%) of the Net Selling Price of each MTC Licensed
     Product sold or otherwise transferred by MTC, its Affiliates, distributors, or sublicensees to a third party if the percentage of the total Integrated Circuit surface area (excluding areas occupied solely by memory functions) occupied by the IBM Technology or the Joint Technology, or a combination thereof, is greater than [*] percent ([*]%); and

     (C) [*]     percent ([*]%) of the Net Selling Price of each MTC Licensed
     Product sold or otherwise transferred by MTC, its Affiliates, distributors, or sublicensees to a third party, if the percentage of the total Integrated Circuit surface area (excluding areas occupied solely by memory functions) occupied by the IBM Technology or the Joint Technology, or a combination thereof, is [*] percent ([*]%) or less.

     (d) For clarity, since MTC may purchase Joint Products and MTC Licensed Products from IBM under a foundry arrangement at foundry prices pursuant to the Custom Sales Agreement, the royalties specified in Sections 4.1(a), 4.1(b), and 4.1(c) shall apply to Joint Products and MTC Licensed Products sold or otherwise transferred by MTC, its Affiliates, distributors, or sublicensees to a third party either

  Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.
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IBM/MULTILINK CONFIDENTIAL
JOINT DEVELOPMENT AGREEMENT

     as a stand alone product or in a higher level of assembly, even if such Products were purchased by MTC from IBM.

4.2 In consideration of the licenses granted by MTC herein, IBM agrees to pay MTC a royalty of:

     (a) [*] percent ([*]%) of the Net Selling Price of each Joint Product sold or otherwise transferred by IBM, its Affiliates, distributors, or sublicensees to a third party,

     (b)  [*]   percent ([*]%) of the Net Selling Price of each IBM Licensed
     Product sold or otherwise transferred by IBM, its Affiliates, distributors, or sublicensees to a third party if the percentage of the total Integrated Circuit surface area (excluding areas occupied solely by memory functions) occupied by the MTC Technology or the Joint Technology, or a combination thereof, is greater than [*] percent ([*]%), and

     (c) [*]            percent ([*]%) of the Net Selling Price of each IBM
     Licensed Product sold or otherwise transferred by IBM, its Affiliates, distributors, or sublicensees to a third party, if the percentage of the total Integrated Circuit surface area (excluding areas occupied solely by memory functions) occupied by the MTC Technology or the Joint Technology, or a combination thereof, is [*] percent ([*]%) or less.

     (d) For clarity, the royalties specified in Sections 4.2(a), 4.2(b), and 4.2(c) shall apply to Joint Products and IBM Licensed Products sold or otherwise transferred by IBM, distributors of Persons that are Affiliates as of the date hereof, or sublicensees to a third party either as a stand alone product or in a higher level of assembly, even if such Products were purchased by IBM from MTC.

4.3  Royalty Exceptions: Neither Party has any royalty obligation for:

     a. Products used for such Party's, or its Subsidiaries', distributors', or sublicensees' internal use, development, maintenance or support activities, marketing demonstrations, customer testing, prototypes, or product training or education,

     b.   Documentation provided with a Product,

     c.   Products sold by IBM to MTC pursuant to a Custom Sales Agreement, and

     d.   Products transferred as warranty replacements.

4.4  End of Royalties: Each Party's royalty obligations hereunder with respect
to a Product shall be paid-up [*]    years after the first sale of such Product
by such Party, its Affiliate, its distributor or sublicensee. Notwithstanding the previous sentence, in no event shall either Party owe any royalties under
this Agreement for Products sold or otherwise transferred more than [*]    years
after termination or expiration of this Agreement.



  Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

IBM/MULTILINK CONFIDENTIAL                                               PAGE 13
JOINT DEVELOPMENT AGREEMENT

4.5 All royalties owed hereunder shall be paid within sixty (60) days after the end of each calendar quarter. All payments shall be made by wire transfer to the applicable account listed below, shall be free of all banking charges, and shall be paid in U.S. Dollars.

     For Payments to MTC:

     Multilink Technology Corporation
     IMPERIAL BANK
     2015 Manhattan Beach Blvd.
     Redondo Beach, CA 90278
     Account No. [*]
     ABA Routing No. [*]
     SWIFT No.       [*]
     Bank Telephone: (800) 505-0534

     For Payments to IBM:

     IBM Corporation
     Director of Licensing
     The Bank of New York
     48 Wall Street
     New York, NY 10286
     Account No.      [*]
     ABA Routing No.       [*]
     IBM Bank Contact: John Maguire
              [*]

     Include the following information in the wire detail:

                  Company Name
                  Reason for Payment
                  License Reference No.

4.6 Except as expressly provided in this Article 4 "ROYALTIES AND AUDIT RIGHTS", as expressly provided in a Statement of Work, neither Party shall be entitled to any further payment, cost reimbursement, or other compensation from the other for services, deliverables and rights granted to the other Party hereunder. Unless otherwise specified in the Statement of Work, each party shall bear all its own expenses incurred in negotiating and rendering performance, including facilities, work space, computers and computer time, utilities, management, clerical reproduction services, supplies, and the like.

4.7 Each Party owing royalties pursuant to this Agreement shall maintain a complete, clear and accurate record of the number and type of Products, features and/or systems

  Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

IBM/MULTILINK CONFIDENTIAL                                               PAGE 14
JOINT DEVELOPMENT AGREEMENT

shipped by it and other relevant information to the extent it is required to determine whether such Party is paying the correct royalty amount hereunder. To ensure compliance with the terms of this Agreement, the Party entitled to receive royalties hereunder shall have the right to have an inspection and audit of all the relevant accounting and sales books and records of the owing Party. The audit will be conducted by an independent audit firm mutually acceptable to both Parties, and shall be conducted following reasonable prior written notice during regular business hours at the audited Party's offices and in such a manner as not to interfere with the audited party's normal business activities. In no event shall audits be made hereunder more frequently than every twelve
(12) months. If any audit should disclose any underpayment, the Party underpaying shall promptly (but in any event within thirty (30) days) pay the difference. The independent accountant referred to herein shall be under a confidentiality agreement as required by the audited Party and shall not disclose to the auditing Party any Confidential Information of the audited Party. The independent audit firm's fee will be paid by the Party seeking the audit unless the report of the audit firm determines that the audited Party has underpaid royalties during the period of the audit in an amount exceeding the greater of fifteen percent (15%) of the royalties owed or one hundred thousand dollars ($100,000). In the event such an underpayment is reported, the audited Party shall pay the audit firm's reasonable fee within thirty (30) days of the receipt of the report or submit evidence to dispute the finding of such underpayment. The independent audit firm referred to herein shall not be paid by the auditing Party on a contingency fee basis.

                        ARTICLE 5 - RIGHTS AND LICENSES
                        -------------------------------

5.1 Unless otherwise agreed in a Statement of Work with respect a particular Joint Project, subject to Section 5.2 below, all copyrightable materials contained in the Joint Technology shall be the joint property of both IBM and MTC, and both Parties shall own the copyright in all such materials jointly. Such ownership right shall include all rights under copyright law, including the right to use, execute, reproduce, display, perform, prepare derivative works based upon, and distribute (internally and externally) copies of any and all such materials and derivative works thereof, and to authorize others to do any of the foregoing, without accounting, subject to the obligations with respect to Confidential Information as set forth in Article 6 of this Agreement. Neither Party shall have an obligation to file any copyright applications with respect to any Joint Technology; however, any application voluntarily filed by either Party shall state that the authors of such Joint Technology are IBM and MTC as joint authors.

5.2 Notwithstanding Section 5.1, IBM will continue to own the IBM Technology and MTC will continue to own the MTC Technology.

       5.2.1 With regard to copyrightable materials contained in IBM Technology other than those specified in Section 5.1, IBM hereby grants to MTC and its Affiliates an irrevocable, nonexclusive, worldwide and royalty-free license to all rights in such IBM Technology under the copyright laws, including to use, execute, reproduce, display, perform, prepare derivative works based upon, and distribute

IBM/MULTILINK CONFIDENTIAL                                               PAGE 15
JOINT DEVELOPMENT AGREEMENT

       (internally and externally) copies of any and all such materials and derivative works thereof, and to authorize others to do any of the foregoing, subject to the obligations with respect to Confidential Information as set forth in Article 6 of this Agreement.

       5.2.2 With regard to copyrightable materials contained in MTC Technology other than those specified in Section 5.1, MTC hereby grants to IBM and IBM Affiliates an irrevocable, nonexclusive, worldwide and royalty-free license to all rights in such MTC Technology under the copyright laws, including to use, execute, reproduce, display, perform, prepare derivative works based upon, and distribute (internally and externally) copies of any and all such materials and derivative works thereof, and to authorize others to do any of the foregoing, subject to the obligations with respect to Confidential Information as set forth in Article 6 of this Agreement.

5.3 IBM hereby grants to MTC under the IBM Tools and MTC hereby grants to IBM under the MTC Tools, an irrevocable, nonexclusive, worldwide and royalty-free license to use, execute, display and perform such IBM Tools or MTC Tools, as the case may be, only for the purpose of developing, maintaining, or implementing a deliverable in a Statement of Work and for developing, maintaining and implementing Joint Products, IBM Licensed Products and MTC Licensed Products, as the case may be, subject to the obligations with respect to Confidential Information as set forth in Article 6 of this Agreement.

5.4 MTC hereby grants to IBM under MTC Technology an irrevocable, worldwide, nonexclusive, nontransferable (except to IBM Affiliates) license to make, have made, use, lease and sell Joint Products and IBM Licensed Products, subject to the royalty obligations set forth in Article 4.

5.5 The license granted to IBM in Section 5.4 shall include the right of IBM to sublicense to IBM Affiliates and the right of such sublicensed Affiliates to sublicense to other IBM Affiliates. Each such sublicensed Affiliate shall be bound by the terms and conditions of this Agreement as if it were named herein in the place of IBM. Any sublicense granted to an IBM Affiliate shall terminate on the date such Affiliate ceases to be an Affiliate of IBM.

       5.5.1 Upon the termination or expiration of this Agreement, to the extent that MTC Technology is contained in the Joint Technology, the license granted to IBM in Section 5.4 shall include the right of IBM to grant revocable or irrevocable sublicenses to third parties, provided, however, that if this Agreement is terminated by MTC pursuant to the provisions of
       Section 8.5 hereof, such right to grant sublicenses shall not commence until [*] after such termination. The granting of any such third party sublicenses shall not in any way relieve IBM of its obligations under this Agreement.

  Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

IBM/MULTILINK CONFIDENTIAL                                               PAGE 16
JOINT DEVELOPMENT AGREEMENT

5.6 IBM hereby grants to MTC under IBM Technology an irrevocable, worldwide, nonexclusive, nontransferable (except to MTC Affiliates) license to make, have made, use, lease and sell Joint Products and MTC Licensed Products, subject to the royalty obligations set forth in Article 4. With respect to any IBM Design Kit included in a Statement of Work, IBM grants to MTC the license set forth in the IBM Design Kit License, attached hereto as Exhibit B.

5.7 The license granted to MTC in Section 5.6 shall include the right of MTC to sublicense its Affiliates and the right of such sublicensed Affiliates to sublicense other Affiliates. Each sublicensed Affiliate shall be bound by the terms and conditions of this Agreement as if it were named herein the place of MTC. Any sublicense granted to an MTC Affiliate shall terminate on the date such Affiliate ceases to be an Affiliate of MTC.

     5.7.1 Upon the termination or expiration of this Agreement, to the extent that IBM Technology is contained in the Joint Technology, the license granted to MTC in Section 5.6 shall include the right of MTC to grant revocable or irrevocable sublicenses to third parties, provided, however, that if this Agreement is terminated by IBM pursuant to the provisions of
     Section 8.5 hereof, such right to grant sublicenses shall not commence until [*] after such termination. The granting of any such third party, sublicenses shall not in any way relieve MTC of its obligations under this Agreement.

5.8 IBM hereby grants to MTC and its Affiliates a non-exclusive, nontransferable, irrevocable license under the IBM Licensed Patent Claims to make, have made, use, lease, sell, offer for sale, import, and otherwise transfer Joint Products and MTC Licensed Products, solely to the extent necessary to exercise its licensed rights as set forth in Section 5.6, subject to the royalty obligations set forth in Article 4. MTC shall have no right to grant licenses or sublicenses under this Section 5.8 to any entity. No license, immunity or other right is granted under this Section 5.8 by IBM either directly, by implication, estoppel, or otherwise:

     5.8.1 other than under the IBM Licensed Patent Claims; or

     5.8.2 with respect to any other product or item other than a Joint Product or an MTC Licensed Product, whether or not such other product or item is used in or in conjunction with a Joint Product or an MTC Licensed Product.

5.9 MTC hereby grants to IBM and its Affiliates a non-exclusive, nontransferable, irrevocable license under the MTC Licensed Patent Claims to make, have made, use, lease, sell, offer for sale, import, and otherwise transfer Joint Products and IBM Licensed Products, solely to the extent necessary to exercise its licensed rights as set forth in Section 5.4, subject to the royalty obligations set forth in Article 4. IBM shall have no right to grant licenses or sublicenses under this Section 5.9 to any entity. No license, immunity or other right is granted under this Section 5.9 by MTC either directly, by implication, estoppel, or otherwise:

  Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

IBM/MULTILINK CONFIDENTIAL                                               PAGE 17
JOINT DEVELOPMENT AGREEMENT

     5.9.1 other than under the MTC Licensed Patent Claims; or

     5.9.2 with respect to any other product or item other than a Joint Product or an IBM Licensed Product, whether or not such product or item is used in or in conjunction with a Joint Product or an IBM Licensed Product.

5.10 Each Party agrees that it will not assert against the other Party any patent claims covering a semiconductor manufacturing process, to the extent and only to the extent that such semiconductor manufacturing process is used to manufacture a Joint Product, an IBM Licensed Product or an MTC Licensed Product, as the case may be.

                     ARTICLE 6 - CONFIDENTIAL INFORMATION
                     ------------------------------------

6.1 For a period of seven (7) years from the date of disclosure of Confidential Information, the Receiving Party agrees to use the same degree of care and discretion to keep the Disclosing Party's Confidential Information confidential as it uses with its own similar information that it wishes to keep confidential. The Confidential Information received by a Receiving Party shall not be used for any purpose other than in connection with exercising the rights and licenses granted to it under this Agreement, subject to the obligation of confidentiality and subject to the terms and conditions of the licenses granted herein. Each Party agrees to inform its Representatives of the confidential nature of the other Party's Confidential Information, and each of such Representatives shall agree in writing to act in accordance with the terms and provisions of this Article 6. Each Receiving Party shall be responsible for any breach of this Agreement by any of its Representatives.

     6.1.1 Either Receiving Party may use the "Residuals" of the Disclosing Party's Confidential Information for any purpose, royalty-free, subject to the obligation of confidentiality. "Residuals" means the ideas, concepts, know-how and techniques, related to the Receiving Party's business activities, which are contained in the Disclosing Party's Confidential Information and retained in the unaided memories of the Receiving Party's employees who have had rightful access to the Disclosing Party's Confidential Information pursuant to this Agreement.

6.2 The Receiving Party may disclose the Confidential Information of the Disclosing Party only to: the Receiving Party's Representatives on a need-to-know basis, subject to the requirements of Section 6.1.

6.3 Notwithstanding any other provisions of this Agreement, the nondisclosure and use obligations specified herein shall not apply to any Confidential Information which:

IBM/MULTILINK CONFIDENTIAL                                               PAGE 18
JOINT DEVELOPMENT AGREEMENT

     6.3.1 is already lawfully in the possession of the Receiving Party prior to being furnished to the Receiving Party by the Disclosing Party, provided that the source of such information was not and does not become known by the Receiving Party, prior to disclosure by the Receiving Party, to be prohibited from disclosing the information to the Receiving Party by legal, contract or fiduciary obligation to the Disclosing Party;

     6.3.2 is independently developed by employees (without use of Confidential Information) of the Receiving Party or any of its Subsidiaries;

     6.3.2 becomes generally publicly available without breach of this Agreement;

     6.4.3 is rightfully received by the Receiving Party on a nonconfidential basis from a third party that is not known by the Receiving Party to be prohibited from disclosing the information to the Receiving Party by legal, contract or fiduciary obligation to the Disclosing Party;

     6.3.4 is released for disclosure by the Disclosing Party with its written consent; or

     6.3.6 is inherently and appropriately disclosed in the use, lease, marketing, sale, or other distribution of Joint Products and MTC Licensed Products, or IBM Licensed Products, as the case may be and publicly available supporting documentation therefor by or for the Receiving Party or any of its Affiliates.

6.4 Disclosure of Confidential Information shall not be precluded if such disclosure is:

     6.4.1 in response to a valid order of a court or other governmental body; provided, however, that the Receiving Party shall first promptly provide the Disclosing Party prompt notice of the order and provide the Disclosing Party the opportunity to make a commercially reasonable effort to obtain a protective order or other appropriate remedy; provided that if such protective order is not obtained, or if the Disclosing Party waives compliance with the provisions of this Section 6.4.1 in writing, the Receiving Party will furnish only that part of the Confidential Information that the Receiving Party is legally required to be so disclosed and the Receiving Party shall exercise its best commercially reasonable efforts to obtain reasonable assurances that confidential treatment will be accorded to the Confidential Information so disclosed; or

     6.4.2 otherwise required by law (prior to such disclosure, however, the Receiving Party will provide written notification to the Disclosing Party, signed by an executive of the Receiving Party, stating that the Receiving Party believes in good faith that the disclosure is required by law); or

     6.4.3 necessary to establish the Receiving Party's rights under this Agreement.

IBM/MULTILINK CONFIDENTIAL                                               PAGE 19
JOINT DEVELOPMENT AGREEMENT

6.5 If any Confidential Information falls under an exception set forth in Sections 6.4.1 through 6.4.6 the Receiving Party shall not disclose that the Disclosing Party hereto was the source of that Confidential Information.

6.6 All Confidential Information not reasonably necessary or useful for the Receiving Party, but only to exercise the rights and licenses granted in this Agreement shall be returned to the Disclosing Party or destroyed by the Receiving Party upon termination of this Agreement. Any oral Confidential Information shall continue to be kept confidential and subject to the terms of this Agreement.

                            ARTICLE 7 - INVENTIONS
                            ----------------------

7.1 Employees of IBM or MTC performing services under this Agreement who make an Invention, whether solely or jointly with others, shall agree to make and shall-promptly make a complete written disclosure to their employer for patent review of such Invention, in the normal course, specifically pointing out those features or concepts believed to be new or different. Each Party agrees to promptly submit to the other Party copies, marked as IBM Confidential Information or MTC Confidential Information as the case may be, of any written disclosures pertaining to Joint Inventions submitted exclusively to it, which submissions shall be subject to the confidentiality provisions of Article 6 of this Agreement.

7.2 Each Invention, other than a Joint Invention, shall be the property of the Party whose employees made the Invention (hereinafter "Owning Party") subject to a license which the Owning Party hereby grants to the other Party under such Invention and any patent protection obtained therefor. Upon request, the Owning Party shall advise the other Party of those countries, if any, wherein it intends to seek patent protection at its expense. The other Party may propose countries for filing in addition to those selected by the Owning Party. The Owning Party shall promptly notify the other Party, as to each proposed country, whether patent protection will be sought. For any proposed country wherein patent protection is not to be sought by the Owning Party, the other Party may elect to seek patent protection, at its own expense, but the Owning Party shall have title to any resulting patent, subject to the grant of a license to the other Party pursuant to the terms set forth in Section 7.6.

7.3 With respect to each Invention, other than a Joint Invention, the Owning Party upon request shall provide such other Party with a copy of the first English-language patent application so filed, the filing particulars of any corresponding foreign patent application, and, as may be requested by the other Party, copies of any such corresponding foreign patent applications and all official papers relating thereto. The Owning Party may also publish such Invention subject to the options granted to the other Party in Section 7.2.

7.4 Joint Inventions shall be jointly owned, title to all patents issued thereon shall be joint, all expense incurred in obtaining and maintaining such patents, except as provided hereinafter, shall be jointly shared and each Party shall have the unrestricted

IBM/MULTILINK CONFIDENTIAL                                               PAGE 20
JOINT DEVELOPMENT AGREEMENT

right to license third parties thereunder without accounting. In the event that one Party elects not to seek patent protection for any Joint Invention in any particular country or not to share equally in the expense thereof with the other Party, the other Party shall have the right to seek or maintain such protection at its own expense in such country and shall have full control over the prosecution and maintenance thereof even though title to any patent issuing therefrom shall be jointly owned.

7.5 Each Party shall give the other Party all commercially reasonable assistance in obtaining patent protection and in preparing and prosecuting any patent application filed by the other Party, and shall cause to be executed assignments and all other instruments and documents as the other Party may consider reasonably necessary or appropriate to carry out the intent of this
Section 7.5.

7.6 All licenses granted under Section 7.2 shall be worldwide, irrevocable, nonexclusive, nontransferable and royalty-free (except as set forth in Section 4 hereof); shall include the right to make, have made, use, have used, lease, sell, and/or otherwise transfer any apparatus, and to practice and have practiced any method. All such licenses shall include the right of the grantee to grant revocable or irrevocable sublicenses to its Affiliates, such sublicenses to include the right of the sublicensed Affiliates to correspondingly sublicense their own Affiliates. The term of any license granted under Section 7.2 shall extend for the full term of the licensed patent.

     7.6.1 Upon the termination or expiration of this Agreement, all such licenses shall further include the right of grantee to grant revocable or irrevocable sublicenses to third Parties only under the Joint Technology but not under any patents or patent applications based thereon provided, however, that if this Agreement is terminated by either Party pursuant to the provisions of Section 8.5 hereof, the non-terminating party's right to grant sublicenses shall not commence until one (1) year after such termination.

7.7 Except as provided in Sections 7.2, 7.6 and 7.8 of this Agreement, nothing contained in this Section 7 shall be deemed to grant, either directly or by implication, estoppel, or otherwise, any license under any patents or patent applications arising out of any other inventions of either Party.

7.8 The Parties shall grant to each other and do hereby grant to each other worldwide, irrevocable, non-exclusive, non-transferable and royalty-free licenses (except as set forth in Section 4 hereof) necessary to make, use, sell, display or otherwise exploit any Joint Products developed by the Parties hereunder.

                       ARTICLE 8 - TERM AND TERMINATION
                       --------------------------------

8.1 The term of this Agreement shall begin on the Effective Date, and unless previously terminated as hereinafter set forth, shall remain in force for the Term.

IBM/MULTILINK CONFIDENTIAL                                               PAGE 21
JOINT DEVELOPMENT AGREEMENT

8.2 The term of a Statement of Work shall begin on the date it is last signed by IBM and MTC and continue until the expiration date stated in the Statement of Work, termination of the Statement of Work or the date of termination or expiration of this Agreement, whichever occurs first. Upon the agreement of the PEC, a Statement of Work may be terminated without terminating this Agreement.

8.3 Either Party may terminate this Agreement without cause upon [*] written notice to the other Party, provided that neither Party shall submit such a
written notice of termination prior to March 31, [*]   . Upon such termination,
all SOWs will also terminate, provided that if a particular SOW states that it survives termination, then it shall survive.

8.4 A Party shall have the right to immediately terminate this Agreement with cause by giving written notice of termination to the other Party, upon the happening of any of the following events:

   8.4.1 A determination by a court of competent jurisdiction that makes it unlawful for the Parties to continue the relationship contemplated by this Agreement;

   8.4.2 If the other Party is in default of any of its material obligations under this Agreement and such default is not cured within thirty (30) days after receipt of a written notice from the notifying Party specifying such default; or

   8.4.3 The other Party sells substantially all of its assets or the assets required to fulfill its obligations under this Agreement, or ceases doing business, is adjudged bankrupt or insolvent or files a petition for bankruptcy.

8.5 IBM shall have the right to immediately terminate this Agreement by giving written notice of termination to MTC if MTC undergoes a Change of Control and MTC shall have the right to immediately terminate this Agreement by giving written notice of termination to IBM if the IBM Microelectronics Division undergoes a Change of Control.

8.6 Upon expiration or termination of this Agreement, both Parties shall end all Joint Project(s) in process and the following shall apply:

   8.6.1 Neither Party shall be under any obligation to make further disclosures of technical information of any kind to the other Party.

   8.6.2  All royalty obligations set forth herein shall continue.

   Except as otherwise provided in this Section 8.6, neither Party shall be liable to the other for any expenses resulting from any termination of this Agreement without cause.



  Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

IBM/MULTILINK CONFIDENTIAL                                               PAGE 22
JOINT DEVELOPMENT AGREEMENT

8.7 Any licenses or rights granted pursuant to this Agreement shall continue in perpetuity and shall survive any termination of this Agreement to permit each of the Parties to manufacture, sell, distribute, use, display or otherwise exploit any Joint Products, IBM Licensed Products and MTC Licensed Products developed by the Parties hereunder. In addition, Sections 2.13, 2.14 and 2.16, and Articles 4, 5, 6, 7, 8.3, 8.6, 8.7, 8.8, 9, 10, 11, 12 and 13 shall survive and continue following any expiration or termination of this Agreement.

                  SECTION 9 - REPRESENTATIONS AND WARRANTIES
                  ------------------------------------------

9.1 Although the Parties will use all reasonable efforts in performing Joint Projects, the Parties acknowledge that the results of the design and development work to be performed are uncertain and cannot be guaranteed by either Party. Therefore, if a Party has exerted its reasonable efforts in the performance of its responsibilities under a Statement of Work, the failure to achieve schedules within the Statement of Work shall not constitute a breach of this Agreement. Further, neither Party warrants or assumes any liability in connection with the implementation or completion of any Joint Project or that its work under this Agreement will be error free. Any services provided by a Party shall be provided on an "AS IS" basis without warranty of any kind.

9.2 Each Party represents that it has agreements, including confidentiality agreements, with its employees and any other person with whom such agreement may be necessary sufficient to meet its obligations under this Agreement.

9.3 NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE JOINT PRODUCTS, THE TECHNOLOGY CONTRIBUTED, OR THE CONFIDENTIAL INFORMATION DISCLOSED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                      ARTICLE 10 - LIMITATION OF REMEDIES
                      -----------------------------------

10.1 In no event shall either Party be liable to the other Party for incidental damages, lost profits, lost savings or any other consequential damages, regardless of whether the claim is for breach of contract, warranty, tort (including negligence), failure of a remedy to accomplish its purpose or otherwise, even if such Party has been advised of the possibility of such damages.

10.2 In no event shall either Party be liable to the other Party for actual damages resulting from any claim relating to this Agreement in excess of $ [*] , regardless of the form of action, provided that this limitation will not apply to claims for royalty amounts due hereunder and claims for bodily injury or damage to real property or tangible personal property for which the Party is legally liable.

10.3 Neither Party will be liable for any damages claimed by the other Party based on any third party claim.


  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

IBM/MULTILINK CONFIDENTIAL                                               PAGE 23
JOINT DEVELOPMENT AGREEMENT

                             ARTICLE 11 - NOTICES
                             --------------------

11.1 Any notice or other communication required or permitted to be made or given to either Party hereto pursuant to this Agreement shall be sent to such Party by facsimile, or by certified or registered mail, postage prepaid, addressed to the person named below and shall be deemed to have been made, given or provided on the date of facsimile transmission or mailing.

      IBM:  IBM Corporation
            Drop 92X
            1580 Route 52,
            Hopewell Junction, NY 12533
            Fax: (914) 892- [*]
            Attention: Ms. Chris King
            Vice President, Wired Communications
            IBM Microelectronics Division

            With a copy to:

                  IBM Corporation
                  Drop 92B
                  1580 Route 52
                  Hopewell Junction, NY 10533
                  Fax: (914)-892- [*]
                  Attention: Division Counsel, Microelectronics Division

      MTC:  Multilink Technology Corporation
            2850 Ocean Park Boulevard
            Santa Monica, CA 90405
            Fax: (310) 581- [*]
            Attention: President

            With a copy to:

                  Allen Matkins Leck Gamble & Mallory LLP
                  1999 Avenue of the Stars, Suite 1800
                  Los Angeles, CA 90067
                  Fax: (310) 788-2410
                  Attention: Mark J. Kelson

11.2 A Party hereto may change its address for the purposes of this Section 12 by giving ten (10) days prior written notice of such change of address to the other Party.

                          ARTICLE 12 - MISCELLANEOUS
                          --------------------------

  Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

IBM/MULTILINK CONFIDENTIAL                                               PAGE 24
JOINT DEVELOPMENT AGREEMENT

12.1 Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of any Party hereto (including any contraction, abbreviation or simulation of any of the foregoing); and each Party hereto agrees not to disclose to other than its Affiliates the existence of or the terms and conditions of this Agreement, without the express written consent of the other Party except as may be required by law or government rule or regulation, or to establish its rights under this Agreement; provided, however that if one Party is seeking to disclose such information for reasons not requiring written consent, then the Disclosing Party shall limit the disclosure to the extent required, shall allow the other Party to review the information to be disclosed prior to such disclosure, and shall apply, where available, for confidentiality, protective orders, and the like. Such review under this Section shall not be construed to make the reviewing Party responsible for the contents of the disclosure, and the Disclosing Party shall remain solely responsible for such contents.

12.2 Nothing contained in this Agreement shall be construed as conferring on any Party any license or other right to copy the exterior design of any product of the other Party.

12.3 No license or immunity is granted by this Agreement by either Party to the other Party, either directly or by implication, estoppel, or otherwise, under any patent or other intellectual property right now owned or hereafter obtained, except as expressly provided herein.

12.4 Neither this Agreement nor any activities hereunder will impair any right of IBM or MTC to design, develop, manufacture, market, service or otherwise deal in, directly or indirectly, any products or services. Each Party may pursue activities independently with any third party even if similar to the activities under this Agreement.

12.5 Each Party is an independent contractor and is not an agent of the other Party for any purpose whatsoever. Neither Party will make any warranties or representations on the other Party's behalf, and it will not assume or create any obligation on the other Party's behalf.

12.6 Each Party ("Assigning Party") may, upon written notice to the other Party, assign its rights or obligations without the prior written consent of the other Party only in connection with a merger or a sale of all or substantially all of the assets of such Party relating to the subject matter of this Agreement to a third party unless such merger or sale would constitute grounds for the other
            ------
Party to terminate this Agreement pursuant to the provisions of Section 8.5 and the other Party does so terminate this Agreement within sixty (60) days after having been notified in writing of the merger of sale by the Assigning Party. In such event, the assignment may not occur until one (1) year after termination. Each Party may freely assign its rights to receive payment hereunder to any third party upon written notice the other Party. In all other instances, neither Party shall assign its rights or delegate or subcontract its obligations under this Agreement

IBM/MULTILINK CONFIDENTIAL                                               PAGE 25
JOINT DEVELOPMENT AGREEMENT

without prior written permission from the other Party and attempt to do so without such permission shall be null and void.

12.7 Each Party will comply with all applicable federal, state and local laws, regulations and ordinances of the U.S. Government including, but not limited to, the regulations of the U.S. Government authorities relating to the export of commodities and technical data insofar as they relate to activities under this Agreement. Each Party agrees that Joint Products, design information, test results and any other technical data provided under this Agreement may be subject to restrictions under the export control laws and regulations of the United States of America, including but not limited to the U.S. Export Administration Act and the U.S. Export Administration Regulations. Neither Party shall export any Joint Product, design information or other technical data without appropriate government documents and approvals.

12.8  All monetary amounts that become due hereunder are in U.S. dollars.

12.9 This Agreement will not be binding upon the Parties until it has been signed herein below by or on behalf of each Party, in which event it shall be effective as of the date first written above. This Agreement and its Exhibits constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous communications, representations, understandings and agreements, whether oral or written, between the Parties or any officer or representative thereof with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be valid or binding upon the Parties unless made in writing and signed on behalf of each Party by their respective representatives thereunto duly authorized. The requirement of written form may only be waived in writing.

12.10 Any waiver by either Party of any breach of, or failure to enforce at any time, any of the provisions of this Agreement, shall not be construed as or constitute a continuing waiver of such provision, or a waiver of any other provision of this Agreement, nor shall it in any way affect the validity of this Agreement or any part thereof, or the right of either Party thereafter to enforce each and every provision of this Agreement.

12.11 If any provision of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the availability, legality and enforceability of any such provision in every other respect and the remainder of this Agreement shall continue in effect so long as it still expresses the intent of the Parties. If it no longer expresses the intent of the Parties, the Parties will negotiate a satisfactory alternative to such provision; if, after reasonable efforts, such alternative cannot be found, this Agreement shall be terminated.

12.12 This Agreement and all exhibits or attachments hereto shall be executed in English, and such English text shall prevail over any translation thereof. All notices referred to hereunder shall also be written in English, or joined to an English translation made under the sender's responsibility and at its cost, which English translation shall

IBM/MULTILINK CONFIDENTIAL                                               PAGE 26
JOINT DEVELOPMENT AGREEMENT

then prevail over the corresponding original, each Party being entitled to disregard any document sent under this Agreement in any language other than English.

12.13 No action, regardless of form, arising out of this Agreement may be brought by either Party more than two (2) years after the date the cause of action has arisen.

12.14 Either Party hereto shall be excused from the fulfillment of any obligation under this Agreement with the exception of payment obligations for so long as and to the extent such fulfillment may be hindered or prevented by any circumstance of force majeure, such as but not limited to, acts of God, war whether declared or not, riot, lockout, fire, shortages of materials or transportation, power failures, national or local government regulations, or any other circumstances outside its control.

12.15 Headings used in this Agreement are for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of this Agreement. References to any given section of this Agreement are intended by the Parties to include any subsections of such section.

12.16 If there is a conflict between this Agreement and a Statement of Work, the terms and conditions of the Statement of Work shall prevail.

12.17 This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement.

                  ARTlCLE 13 - GOVERNING LAW AND JURISDICTION
                  -------------------------------------------

This Agreement shall be construed, and the legal relations created herein between the Parties shall be determined, in accordance with the laws of the United States of America and, specifically, the State of Delaware, as if said agreement were executed in, and to be fully performed within, the State of Delaware. Any proceeding to enforce or to resolve disputes relating to this Agreement shall be brought before a court of competent jurisdiction in the United States. In any proceedings no Party shall assert that such a court lacks jurisdiction over it or the subject matter of the proceeding. The Parties hereby expressly waive any right to a jury trial and agree that any proceeding hereunder shall be tried by a judge without a jury.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

INTERNATIONAL BUSINESS MACHINES     MULTILINK TECHNOLOGY
CORPORATION                         CORPORATION

By: /s/ Christine King              By: /s/ Richard N Nottenburg
   ----------------------              -------------------------

IBM/MULTILINK CONFIDENTIAL                                               PAGE 27
JOINT DEVELOPMENT AGREEMENT

Name:   CHRISTINE KING                          Name:   Richard N Nottenburg
     ---------------------                           --------------------------
Title: VP Networking & Optical Communications   Title: President and CEO
      ----------------------------------------        -------------------------
Date:     5/18/00                               Date:      5/12/00
      ----------------------------------------        -------------------------


Exhibits:
--------

A.1 - A.X - Statements of Work
B. IBM Design Kit License Agreement
C. Certificate of Originality

IBM/MULTILINK CONFIDENTIAL                                                PAGE 1
JOINT DEVELOPMENT AGREEMENT



                         EXHIBIT A, STATEMENT OF WORK
                         ----------------------------

                                  Exhibit A-*
                         Statement of Work: fill in name

 1.0 Scope
     -----

 fill in general description of project


 2.0 Major Milestones & Project Descriptions
     ---------------------------------------

 Target Schedule


 Design Pass Assumptions

 Prelim Specs - Data Sheet

 Final Specification
 Interim Design Review (Pre
 Layout)
 Final Design Review
 Net List
 GDSII Tape out
 Prototype Delivery to
 Characterization
 FinalTest and Characterization
 Report

 Reference Platform Prototype
 Available
 Reference Platform Test and
 Characterization Report
 Reference Platform App Notes
 and Prototype release

 2.1 ... 2.XX

IBM/MULTILINK CONFIDENTIAL                                                PAGE 2
JOINT DEVELOPMENT AGREEMENT

fill in description, responsibilities and key checkpoints for each major milestone


3.0   Design Review Deliverables
This section describes the Design Review process and deliverables. A Design Review shall mean a meeting of the parties to review the design work to date to determine compliance to all agreed-to specification parameters. The location of the Design Reviews will alternate between IBM and MTC facilities. The Design Review process may be modified based on the complexity of the design with the mutual agreement of the IBM and MTC Technical Coordinators.

3.1   Preliminary Design Review (PDR)(Interim Design Review)
The goal of the Preliminary Design Review (PDR) is to review the design work to date to determine that the design effort is on track and that no major issues exist with the design simulation or design methodology, predicted performance, chip layout (floor plan), or product assembly and test. This review should address predicted performance of the circuit.

Preliminary Design Reviews will include as applicable:
i.    Review final specifications
ii.   Schematic diagrams
iii.  Simulation results for key parameters
iv.   Thermal analysis
v.    Compliance Matrix: Simulated Performance vs.. Specification
vi.   Preliminary chip layout (floor plan)
vii.  Test approach
viii. Design Review documentation package
ix.   Risk analysis and mitigation plan

3.2   Detailed Design Review (DDR) (Final Design Review)
The goal of the Detailed Design Review (DDR) is to comprehensively review all aspects of the design and layout to assure compliance to specifications and manufacturability prior to tape out. The design must be Design Rule Checking
(DRC) and Layout vs. Schematic (LVS) verified and free of errors at this point. Details of the final simulations, accounting for all relevant layout parasitics, should be covered extensively. Predicted performance, yield, and parameter sensitivity analysis should be reviewed. Final plots of the top level, major blocks or sections and critical signals or paths should be reviewed. Final assembly drawings of the packaged and/or assembled product are to be reviewed. Test methodologies and test plans for engineering characterization should also be reviewed.

Detailed Design Reviews will include as applicable:

IBM/MULTILINK CONFIDENTIAL                                                PAGE 3
JOINT DEVELOPMENT AGREEMENT

i.    Completed PDR action items
ii.   Schematic diagrams
iii. Detailed simulation and measured results for all key parameters outlined in the jointly developed chip specifications including:
iv.   - simulation over temperature, supply variations, and process variations
      - yield analysis / histograms or other yield estimates
      - parasitic extraction / analysis
      - chip wiring and package modeled and simulated
v.    Compliance Matrix: Simulated Performance vs.. Specification
vi.   Thermal analysis
vii.  Detailed chip layout and reticle plan
viii. Physical design
      - Floor plan / block placement
      - Critical nodes / blocks
      - Shielding
      - Multiple power domains
      - Power distribution
ix.   Manufacturability
      - ESD / Latch-up robustness
      - Testability
      - Assembly issues
      - Yield issues
      - Process issues
x.    Clean DRC log file plot
xi.   Clean LVS log file plot
xii.  DC/High Speed characterization/test plan
xiii. Packaging and assembly plan
xiv.  Common Reference Platform and test fixture plan
xv.   Design Review documentation package
xvi.  Update risk analysis and mitigation plan
xvii. Update project status summary (schedule, dependencies, and Deliverables)

4.0  Staffing

----------------------------------------------------------------------------------------
              IBM est. headcount  IBM projected    MTC est. headcount   MTC projected
              effort              location of      effort               location of
                                  headcount                             headcount
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

(P) primary location
(S) secondary location

IBM/MULTILINK CONFIDENTIAL                                                PAGE 4
JOINT DEVELOPMENT AGREEMENT

5.0  Deliverables
-----------------

5.1  Introduction.
     The following list describes in detail the information which will be made available to both Parties The party creating or primarily responsible for the portion of the Joint Product related to each deliverable shall be responsible to create and provide that deliverable.

5.2  Guidelines.
     The following guidelines apply for deliverables delivered by one Party to the other under this Agreement:

     5.2.1 A delivering Party will not deliver any licensed hardware or software items to the receiving Party, when delivering such items would violate the license agreement of a third party.

     5.2.2 The delivering Party is only required to make available items on the following list in the form and format they are used by the delivering Party and as they become available. The delivering Party will provide reasonably requested support information necessary to render an item useful.

     5.2.3 A delivering Party will make any written information created by it (or under subcontract for it) available to the receiving Party in both electronic as well as printed versions, when reasonably feasible.

5.3  Product Deliverables
     Items from the following Sections 5.4 through 5.10 shall be made available to the receiving Party by the delivering Party for the Joint Product in this SOW as soon as is reasonably practical in accordance with the target major milestones in section 2.0
     The Joint Product for this SOW that the deliverables refer to are:

5.4....5.X
     fill in deliverables

6.0  Technical Sales Support Training

     fill in description of training plan

7.0  Initial Budget

IBM/MULTILINK CONFIDENTIAL                                                PAGE 5
JOINT DEVELOPMENT AGREEMENT

       fill in budget

8.0  Term

The term of this Joint Project shall commence on _________ and end on _________.

Agreed:

INTERNATIONAL BUSINESS MACHINES         MULTILINK TECHNOLOGY CORPORATION
      CORPORATION

By:____________________________         By:____________________________

Name:__________________________         Name:__________________________

Title:_________________________         Title:_________________________

Date:__________________________         Date:__________________________

IBM/MULTILINK CONFIDENTIAL                                                PAGE 6
JOINT DEVELOPMENT AGREEMENT

                                   EXHIBIT B
                                   ---------

                            IBM DESIGN KIT LICENSE

This IBM Design Kit License ("Exhibit B) is an exhibit to the Joint Development Agreement "Agreement"), dated as of April ___, 2000 between International Business Machines Corporation ("IBM") and Multilink Technology Corporation ("MTC), (collectively the "Parties") and sets forth the terms and conditions applicable to the IBM Design Kit, as defined below. In addition to the terms set forth herein, the terms of Articles 6 and 9 - 13 of the Agreement apply to the IBM Design Kit.

The Parties agree that the following terms and conditions will apply to any IBM Design Kit provided to MTC under the Agreement. Capitalized terms used herein that are not herein defined shall have the meaning set forth in the Agreement.

The IBM Design Kit is licensed and not sold. IBM retains all the right and title to all copies of any IBM Design Kit provided to MTC and any copy that MTC makes.

The term "IBM Design Kit" includes the following information and materials as may be listed in a separate document accompanying the IBM Design Kit:

 .    design automation software, and related support documentation (individually and collectively "ASIC Tool Kit");
 .    design-tool specific logical and physical design data and design rules
(e.g., NDR, EDIF, GL/1, or GDS2 models) for all library and data path elements, macros, hard cores, soft cores, synthesizable cores, and MTC Licensed Products of such soft cores and synthesizable cores, and related support documentation (individually and collectively "ASIC Model Kit"); materials sent to MTC separately as documented in one or more Addendum's to the IBM Design Kit License ("Addendum"); and
 .    machine-readable and printed related materials, including training materials, and listings as may be provided by IBM to MTC under this Agreement.

The "IBM Design Kit" includes all copies and derivatives of such IBM Design Kit; and may include information, materials, and/or designs owned or provided by third parties, including but without limitation SSM. The "IBM Design Kit" also includes any semiconductor manufacturing process information and any semiconductor packaging information delivered to MTC pursuant to the Agreement.

IBM/MULTILINK CONFIDENTIAL                                                PAGE 7
JOINT DEVELOPMENT AGREEMENT

"SSM" shall mean Swift Simulation Models or any portion which is an output of a Verilog Foundry Model tool (a Synopsys, Inc. product).

"Use", when referring to the machine-readable portion of the IBM Design Kit, means copying any portion of the IBM Design Kit into a machine for processing, transmitting it to a machine for processing, or performing such processing; and when referring to the printed portion of the IBM Design Kit, means use solely in furtherance of the Licensed Use set forth below.

LICENSE

The IBM Design Kit is provided to MTC as an IBM customer solely for MTC's Use. Under IBM's intellectual property rights in the IBM Design Kit, (including know-how, trade secrets, and other information, copyrights and mask works, but excluding patents, trademarks and trade names), IBM hereby grants to MTC a non-exclusive, non-transferable, royalty-free, revocable, limited license to use, perform, display, and make copies of the IBM Design Kit, solely and exclusively in accordance with this Agreement.

MTC may:

 . use the IBM Design Kit only for purposes of (i) conducting an evaluation of the IBM Design Kit solely for the purpose of determining whether or not to carry out the design activities of (ii) below, and/or (ii) designing Joint Products and MTC Licensed Products to be manufactured solely by IBM (both (i) and (ii) collectively referred to hereafter as "Licensed Use");
 . create MTC Licensed Products of any soft cores or synthesizable cores provided to MTC as part of an ASIC Model Kit, solely for the purpose of creating a derivative design to be included in Joint Products and MTC Licensed Products to be manufactured solely by IBM; and
  . copy or translate the IBM Design Kit's machine-readable portion into any machine-readable or printed form to provide sufficient copies only to support MTC's Licensed Use as well as reasonable storage and backup of the IBM Design Kit, and copy the printed related materials to support MTC's Licensed Use.

MTC may not

  . reverse assemble or reverse compile any portion of any machine-readable representation of the IBM Design Kit elements without IBM's prior written consent;
  . create any derivatives of the IBM Design Kit other than the derivative soft cores or synthesizable cores as set forth above; nor
  . sublicense, lease, or otherwise distribute the IBM Design Kit to any other persons, including other licensees, without IBM's prior written consent.

IBM/MULTILINK CONFIDENTIAL                                                PAGE 8
JOINT DEVELOPMENT AGREEMENT

MTC acknowledges that IBM retains all ownership rights in and to the intellectual property licensed pursuant to this Exhibit B, and that no license, immunity, or other right is hereby granted under any IBM intellectual property rights, express or implied, other than as specifically set forth herein.

SUPPORT AND SUBSEQUENT RELEASES

IBM may provide support to MTC by answering reasonable technical questions MTC may have regarding the IBM Design Kit. Such support is not applicable to any derivative soft cores or synthesizable cores MTC creates pursuant to this Exhibit. All such questions should be coordinated through the IBM contact person designated by IBM for this purpose. IBM may make a subsequent IBM Design Kit release available to MTC for MTC's Licensed Use. While MTC may continue Licensed Use of a previous release, IBM may not continue support for previous releases of the IBM Design Kit.

PROTECTION AND SECURITY, CONFIDENTIALITY

Any information required to be exchanged in connection with the performance of this Agreement which either party desires to have treated as confidential shall be exchanged and treated in accordance with the terms and conditions of Section 6 of the Agreement.

Notwithstanding the foregoing, MTC agrees that any logical and physical design data, design rules, macros, hard cores, soft cores, synthesizable cores, MTC's derivatives of such soft cores and synthesizable cores, and training materials supplied to MTC by IBM are IBM Confidential, and MTC agrees to protect such information and materials for seven (7) years from the date of disclosure to MTC as provided in Section 6 of the Agreement.

MTC agrees to use the training materials provided by IBM with the IBM Design Kit only for MTC's internal training requirements and for those employees, together with those subcontractors engaged by MTC who are individuals at MTC's facilities and who are performing tasks substantially similar to MTC's regular employees, who require training in order to carry out MTC's Licensed Use. The training materials shall not be used to train any other third party in the use and operation of the IBM Design Kit.

MTC agrees that SSM and information in SSM provided under this Agreement may contain or be derived from information or portions of materials owned or provided by a third party supplier, and shall be treated as IBM Confidential. MTC acknowledges and agrees that Synopsys as such

IBM/MULTILINK CONFIDENTIAL                                                PAGE 9
JOINT DEVELOPMENT AGREEMENT

a third party supplier is an intended third party beneficiary of this Agreement, having all the rights to enforce the terms and conditions of this Agreement that govern the use and protection of Synopsys' intellectual property rights contained in the SSM.

MTC agrees that it will not make IBM Confidential materials available to any third party. In addition, MTC agrees to take the following precautions with respect to the IBM Design Kit components licensed under this Agreement:

  . MTC will take appropriate action, by instruction, agreement or otherwise, with any persons permitted access to any IBM Design Kit, to satisfy its obligations under this Exhibit.
  . MTC will reproduce and include the copyright notices and any other legend on all copies, modifications, or portions merged into any other IBM Design Kit; no such copyright notices, legend, or other marking on or in any materials distributed under this Exhibit shall be tampered with or removed from any licensed item, and
  . MTC will ensure, before disposing of any media, that the IBM Design Kit or any portion contained thereon has been erased or destroyed.

For purposes specifically related to MTC's Licensed Use of the IBM Design Kit, MTC may make the IBM Design Kit available to any of the following: (1) its Affiliates; (2) Representatives of MTC or MTC Affiliates; (3) Subcontractors of MTC or its Affiliates; and (4) IBM's employees (a) during the period they are on MTC's premises, or (b) whom MTC authorizes to have remote access to the IBM Design Kit. For purposes of this paragraph, "Subcontractors" shall mean, and shall be limited to, those persons who are contractually engaged full time on a temporary basis by MTC to perform the same semiconductor device design services as MTC's regular employees who have rightful access to the IBM Design Kit(s) hereunder and who perform such services only on the premises of MTC or its Affiliates.

Before making the IBM Design Kit available, all such Representatives, Affiliates, and Subcontractors must be obligated to protect the IBM Design Kit(s) according to a prior written agreement of confidentiality with MTC having terms which are no less restrictive than set forth herein.

TERM

The license granted herein is effective for so long as the Agreement is in effect. Upon termination or expiration of the Agreement, the licenses set forth herein shall terminate. MTC agrees upon such termination to destroy (and certify to such destruction) the IBM Design Kit together with all elements (including
SSM), copies, modifications and merged portions in any form.

IBM/MULTILINK CONFIDENTIAL                                               PAGE 10
JOINT DEVELOPMENT AGREEMENT

                                   EXHIBIT C

                          CERTIFICATE OF ORIGINALITY

This questionnaire must be completed by any Party furnishing any software under an SOW under this Agreement. The completed questionnaire is to be sent to the Technical Coordinator for the Party submitting the software under the Agreement.

Please leave no questions blank. Write "not applicable" or N/A if a question is not relevant to the furnished software material.


________________________________________________________________________________


1. Name of the software (include version, release and modification numbers for programs and documentation) ____________________________________________________


Business address of employee making Certification ______________________________

_______________________________
_______________________________

Citizenship of employee making Certification ___________________________________


2. Was the software or any portion thereof:

a. Written by any person(s) other than the employee working within his/her job assignment?

YES____ NO____

If YES, indicate if the whole software or only a portion thereof was written by such person(s), and identify such portion.

IBM/MULTILINK CONFIDENTIAL                                               PAGE 11
JOINT DEVELOPMENT AGREEMENT

b. If 2a. is NO, was the software or any portion thereof furnished to the submitting Party by:

COMPANY(IES)_______ INDIVIDUAL(S)________ UNIVERSITY____________

c. If 2b. is COMPANY (IES), or UNIVERSITY provide for each Company and/or University the following information:

1) Name:



2) Address:



3) How the Company/University acquired title to the software (e.g., Software was written by Company's/University employees as part of their job assignment)?


4) Did the Company/University have each non-U.S. author who contributed to the software sign a waiver of moral rights agreement?

YES____ NO____ N/A____

If YES, please attach a copy of the waiver agreement(s).


d. If 2b. is INDIVIDUAL(S), provide for each person the following information

1) Name:

IBM/MULTILINK CONFIDENTIAL                                               PAGE 12
JOINT DEVELOPMENT AGREEMENT



2) Citizenship

3) Address:

4) Did the person create the software while employed by or under contractual relationship with another party?
YES_____ NO_____.

If YES, provide name and address of the other party.


5) Did the person create the software in a country other than the United States? YES____ NO____.

6) If d.5) is YES, did that person sign a waiver of moral rights agreement? YES____ NO____.

If YES, please attach a copy of the waiver agreement.


3. Was the software or any portion thereof registered at any Copyright Office? YES____ NO____.

4. Was the software or any portion thereof published?
YES____ NO____.

If YES, provide the following information:

IBM/MULTILINK CONFIDENTIAL                                               PAGE 13
JOINT DEVELOPMENT AGREEMENT


a. When and where was it published?


b. Was any copyright notice present on the published material(s)?
YES____ NO____.

If YES, provide the copyright notice.



5. Was the software or any portion thereof released to any outside person or company other than a Party hereto?
YES____ NO____.

If YES, provide the following information:


a. When and where was the software released?


b. Why was the software released?


c. Under what conditions (e.g., contract) was the software released?


6. Was the software or any portion thereof derived from preexisting material(s)? YES____ NO____.

If YES, provide the following information for each of the preexisting materials.
a. Name of the material:

IBM/MULTILINK CONFIDENTIAL                                               PAGE 14
JOINT DEVELOPMENT AGREEMENT


b. Author (if known):


c. Owner:


d. Copyright notice appearing on the material (if any):



e. Was any new function added to the preexisting software?
YES____ NO____.

If YES, briefly describe (or attach a brief description) of the new function(s).


f. State approximately

1) ____percent of preexisting material used

2) ____percent of preexisting material modified

3) ____percent of new material consisting of or deriving from preexisting materials

IBM/MULTILINK CONFIDENTIAL                                               PAGE 15
JOINT DEVELOPMENT AGREEMENT


g. Briefly describe (or attach a brief description of) how the preexisting material has been used:


7. Were the "external characteristics" of this software or any portion thereof copied or derived from the "external characteristics" of another program or product? "External characteristics" include display screens, data formats, instruction or command format, operator messages, interfaces, etc.
YES____ NO____.

If YES, provide the following information for each of the preexisting materials:

a. Name of material

b. Author (if known):

c. Owner:

d. Copyright notice relating to the preexisting "externals" (if any)


e. Have the preexisting "externals" been modified?
YES____ NO____.

If YES, briefly explain how such "externals" have been modified?

IBM/MULTILINK CONFIDENTIAL                                               PAGE 16
JOINT DEVELOPMENT AGREEMENT


                        CERTIFICATION AS TO ENTIRE FORM

I hereby certify that all of the information set forth above and in any attachment(s) to this form is, to the best of my knowledge, complete and accurate.


___________________________________________________________
Signature Date

Witness:___________________________________________________
Signature Date

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Address

Witness:___________________________________________________
Signature Date

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Address